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Exhibit 99.2

Director Consent

        In accordance with Commission Rule 438 pursuant to the Securities Act of 1933, as amended, I hereby consent to the use of my name as a proposed director of Western Sierra Bancorp as set forth in this Registration Statement on Form S-4.

/s/ JAN T. HALDEMAN Jan T. Haldeman

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  Exhibit 99.2
Director Consent